EXHIBIT 10.12

                          THE ZIEGLER COMPANIES, INC.
                           RESTRICTED STOCK AGREEMENT

     This Restricted Stock Award is granted as of the 31st day of March, 2002 by THE ZIEGLER COMPANIES, INC. (the "Company") to *<F1> (the "Employee").

     1.   Award Governed by Terms of Agreement and Plan.  This Award shall be
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governed by the terms of this Restricted Stock Agreement.  This Award is also subject in all respects to the provisions of The Ziegler Companies, Inc. 1998 Stock Incentive Plan (the "Plan"). In the event of any conflict between any provisions of this Award and the provisions of the Plan, the provisions of the Plan shall control. Terms defined in the Plan where used herein shall have the meanings as so defined. Employee hereby acknowledges receipt of a copy of the Plan.

     2.   Number of Shares Awarded.  The Company hereby grants to the Employee a
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restricted stock award covering *<F1> shares of Company Stock (the "Restricted
Stock").

     3.   Restrictions.  The restrictions applicable to this Restricted Stock
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Award shall lapse as follows:

          (a) The restrictions applicable to *<F1> shares shall lapse if Employee remains continuously employed by the Company through March 19, 2003,

          (b) The restrictions applicable to an additional *<F1> shares shall lapse if Employee remains continuously employed by the Company through March 19, 2004, and

          (c) The restrictions applicable to the final *<F1> shares shall lapse if Employee remains continuously employed by the Company through March 19, 2005,

     Notwithstanding the foregoing, all restrictions shall lapse if Employee's employment with the Company shall terminate by reason of death or permanent total disability (as defined in Code Section 22(e)(3)), or upon the occurrence of a "change of control" of the Company while the Employee remains employed.
For this purpose, "change of control" means: (a) a sale of over 50% of the stock of the Company measured in terms of voting power, other than in a public offering or in connection with the acquisition by the Company of a business filing reports under Section 13 or 15(d) of the Securities Exchange Act of 1934; or (b) the sale by the Company of over 50% of its business or assets in one or more transactions over a consecutive 12 month period; or (c) a merger or consolidation by the Company with or into any other corporation or entity such that the Company's shareholders prior to the transaction or transactions do not own at least 50% of the surviving entity measured in terms of voting power.

     The period of time during which the Restricted Stock covered by this Agreement are subject to the forfeiture restrictions is referred to as the "Restricted Period." If the Employee's employment with the Company terminates during the Restricted Period for any reason other than death or disability or after a change in control, any Restricted Stock for which the restrictions have not yet lapsed shall be forfeited to the Company on the date of such termination, without any further obligations of the Company to the Employee, and all rights of the Employee with respect to such Restricted Stock shall terminate.

     4.   Rights During Restricted Period.  During the Restricted Period the
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Employee shall have the right to vote the Restricted Stock and the right to receive any cash dividends. However, stock dividends, stock rights or others securities issued with respect to the Restricted Stock shall be forfeitable and subject to the same restrictions as exist regarding the original shares of Restricted Stock. The Restricted Stock shall be non-transferrable during the Restricted Period.

     5.   Custody.  The Restricted Stock shall be held, along with any stock
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dividends or other securities distributions relating thereto, in custody by the
Company or an agent for the Company until the applicable restrictions have expired. If any certificates are issued for shares of Restricted Stock during the Restricted Period, such certificates shall bear an appropriate legend as determined by the Company referring to the applicable terms, conditions and restrictions and the Employee shall deliver a signed, blank stock power to the Company relating thereto.

     6.   Tax Withholding.  The Company may require payment of or withhold any
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tax which it believes is required as a result of the lapse of the applicable restrictions and the Company may defer making delivery of the shares until arrangements satisfactory to the Company have been made with respect to such withholding obligations. The Employee may satisfy any tax withholding obligations arising with respect to the Restricted Stock in whole or in part by tendering a check to the Company for any required amount or by election to have the Company withhold the required amounts from other compensation payable to the Employee.

     7.   Heirs and Successors.  This Agreement shall be binding upon, and inure
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to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights of the Employee or benefits distributable to the Employee under this Agreement have not been exercised or distributed, respectively, at the time of the Employee's death, such rights shall be exercisable by, and benefits shall be distributed to, the legal representative of the Employee's estate.

                                 MISCELLANEOUS

     8.   No Employment Agreement Intended.  This Agreement does not confer upon
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Employee any right to continuation of employment in any capacity by the Company and does not constitute an employment agreement of any kind.

     9.   Wisconsin Contract.  This Award has been granted in Wisconsin and
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shall be construed under the laws of that state.

     10.  Impact on Other Benefits.  The value of the Restricted Stock granted
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hereunder, shall not be included as compensation or earnings for purposes of any other Company benefit plan or program, unless provided otherwise by such benefit plan or program.

     IN WITNESS WHEREOF, the Company and the Employee have signed this Restricted Stock Agreement and the Employee has agreed to all of its terms, conditions and restrictions, all as of the date first above written.

                                   THE ZIEGLER COMPANIES, INC.

                                   By:

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                                   Employee:   *<F1>